Exhibit (c)(17) Project AVIARY Presentation to the Board of Directors July 19, 2026

Disclaimer These materials were prepared solely for the information and benefit of Personalis, Inc. (“PELICAN”) in connection with a proposed transaction with Tempus AI, Inc. ( TOUCAN ) (the Transaction ). These materials are for discussion purposes only and are incomplete without reference to, and should be viewed in conjunction with, the oral presentation provided by TD Securities (USA) LLC ( TD Cowen ) to the Board and TD Cowen's written opinion letter, dated the date hereof, to be delivered to the Board. TD Cowen expresses no view as to PELICAN’s underlying business decision to effect the proposed Transaction, the relative merits of the proposed Transaction as compared to other business strategies or transactions that might be available to PELICAN or to any other aspect or implication of the proposed Transaction or any other agreement, arrangement or understanding entered into in connection with the proposed Transaction or otherwise. In preparing these materials, TD Cowen has, with PELICAN’s consent, relied upon information provided to TD Cowen by PELICAN management, or publicly available information or information otherwise reviewed by TD Cowen. TD Cowen has not independently verified any such information and has relied on it being complete and accurate in all material respects. To the extent such information includes estimates and forecasts of future financial performance prepared by PELICAN management or obtained from public sources, TD Cowen has utilized such estimates and forecasts at PELICAN’s direction and has assumed that such estimates and forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of PELICAN management or, with respect to estimates and forecasts obtained from public sources, represent reasonable estimates and forecasts. Please note that these materials are based on the business and operations of PELICAN as represented to TD Cowen as of the date hereof and do not purport to take into consideration any information or events arising subsequent to such date. TD Cowen makes no representation or warranty that there has been no material change in the information provided or reviewed by TD Cowen in connection herewith. TD Cowen has no obligation to update these materials. The information contained herein is highly confidential and has been prepared exclusively for the benefit and use of PELICAN in its consideration of the proposed Transaction, and may not be used for any other purpose or disclosed, copied, reproduced, disseminated, quoted or referred to at any time, in any manner or for any purpose without TD Cowen’s prior written consent, except as specifically set forth in the engagement letter between TD Cowen and PELICAN. These materials are not for the benefit of, and do not convey any rights or remedies to, any holder of securities of PELICAN or any other person. These materials are subject to various assumptions, qualifications and limitations set forth in TD Cowen's written opinion letter, dated the date hereof, to be delivered to the Board, and does not constitute a recommendation by TD Cowen to PELICAN or any other person on how to act with respect to any such proposed Transaction. TD Cowen does not address any legal, regulatory, tax or accounting effects of the proposed Transaction and nothing contained herein should be construed as legal, regulatory, tax or accounting advice. TD Securities” is a trademark of The Toronto-Dominion Bank (“TD”) and represents certain investment banking, capital markets and wholesale banking activities conducted through certain subsidiaries and branches of TD. “TD Cowen” is a division of TD Securities and represents a marketing name of certain businesses within TD Securities. © Copyright 2026 TD. All rights reserved. ® The TD logo and other TD trademarks are the property of TD or its subsidiaries. TD Securities Inc. is regulated by the Canadian Investment Regulatory Organization of Canada. TD Securities Inc. is a member of the Canadian Investor Protection Fund and a member of Canadian Marketplaces. TD Securities (USA) LLC, TD Prime Services LLC, TD Financial Products LLC, TD Arranged Services LLC and Westminster Research Associates LLC are registered with the U.S. Securities and Exchange Commission and are members of the Financial Industry Regulatory Authority (FINRA) and of the Securities Investor Protection Corporation (SIPC). 2

4 1 Overview of Proposal Table of 6 2 Public Market Perspectives Contents 11 3 PELICAN Financial Analysis 17 4 Appendix 3

1. Overview of Proposal

Transaction Overview – TOUCAN

(US$ in Millions, except per share data)

		TOUCAN		PELICAN			
			Current - 7/17/26		Unaffected - 7/16/26	At Transaction (50% Cash)	At Transaction (All Stock)
Price per Share & Implied Premiums[1]	Cash Consideration Per Share					$8.13	—
	Stock Consideration Per Share					8.13	16.25
	Stock Price		**$52.47**		**$14.68**	**$16.25**	**$16.25**
	% Implied Premium to Closing Stock Price		—		—	*11%*	*11%*
	% Implied Premium to 30-Day VWAP	*$53.74*	*(2%)*	*$12.72*	*15%*	*28%*	*28%*
	% Implied Premium to 60-Day VWAP	*$51.65*	*2%*	*$10.60*	*38%*	*53%*	*53%*
	% Implied Premium to 90-Day VWAP	*$50.97*	*3%*	*$9.91*	*48%*	*64%*	*64%*
	% Implied Premium to 52-Week High	*$103.25*	*(49%)*	*$15.79*	*(7%)*	*3%*	*3%*
Share Count (Treasury Method)[2]	Basic Shares Outstanding		179.565		106.751	106.751	106.751
	Dilutive Effect of Options		—		9.778	10.211	10.211
	RSUs, PSUs, and RSAs		8.164		0.627	1.202	1.202
	Fully Diluted Shares		**187.729**		**117.156**	**118.163**	**118.163**
Implied Equity Value	**Implied Equity Value**		**$9,850**		**$1,719**	**$1,920**	**$1,920**
Net (Cash) / Debt[3]	Plus: Debt		$1,449		$2	$2	$2
	Less: Cash and Equivalents		(844)		(213)	(213)	(213)
	Net Debt		**$605**		**($211)**	**($211)**	**($211)**
Implied Enterprise Value	**Implied Enterprise Value**		**$10,455**		**$1,508**	**$1,709**	**$1,709**
	EV / Revenue 2026E		*6.50x*		*16.68x*	*18.90x*	*18.90x*
	EV / Revenue 2027E		*5.36x*		*10.56x*	*11.96x*	*11.96x*
Consideration Mix	% Cash					50%	—
	% Equity					50%	100%
Pro Forma Equity Ownership	Exchange Ratio					0.1549x	0.3097x
	# of Shares to be Issued to Pelican Shareholders					16.279	32.557
	Existing Pelican Shares Already Owned by TOUCAN[4]					13.039	13.039
	% Pro Forma Equity Ownership					**8.0%**	**14.8%**

Source: S&P Global Market Intelligence and Bloomberg as of 7/17/26. PELICAN management projections. TOUCAN projections per Wall Street research and PELICAN management.

1. Implied premiums to the 30-, 60-, and 90-trading-day VWAPs are up and until PELICAN's unaffected share price on 7/16/26 at 3:27 p.m. ET.
2. TOUCAN fully-diluted shares outstanding (per TSM): 179.565M basic shares, 8.150M RSUs, and 0.014M RSAs. PELICAN fully-diluted shares outstanding (per TSM): 106.751M basic shares, 14.898M stock options with weighted average strike price of $5.33, 0.627M RSUs, and 0.575M PSUs assumed to vest upon change of control at transaction per PELICAN management; unaffected assumes that PSUs do not vest or dilute shares outstanding.
3. TOUCAN cash and debt of $844.3M and $1,448.8M, respectively, as of 3/31/26. PELICAN cash and debt of $212.7M and $1.8M, respectively, as of 6/30/26.
4. Adjusted to exclude TOUCAN's existing ownership of 13.039M PELICAN shares per Wall Street research.

TD

5

2. Public Market Perspectives

PELICAN Historical Five-Year Stock Performance


(Price)
25.00
20.00
15.00
10.00
5.00
0.00
7/17/21
7/17/22
7/17/23
7/16/24
7/16/25
7/17/26
12/16/21: Launched NeXT Personal for MRD
8/15/22: Announced Partnership with BC Cancer to Study Economic and Clinical Benefits of ctDNA on CRC and Pancreatic Cancer
2/3/23: Announced Moderna Agreement to Leverage NeXT Platform in mRNA Cancer Vaccine Trials
11/28/23: Entered into Strategic Collaboration with TOUCAN for NeXT Personal for MRD in Breast, Lung, and IO; Agreement Inclusive of Warrants and Milestone Payments
7/11/24: Announced Partnership with Myriad Genetics to Cross-License MRD Intellectual Property
8/16/24: Received $36M Investment from TOUCAN (Exercise of Warrants and $18M Investment) & Expanded MRD Collaboration
12/16/24: Announced Expanded Biopharma Collaboration with TOUCAN
12/19/24: Received $50M Strategic Investment from Merck & Multi-Year Extension with Moderna for INTs
7/9/25: Expanded MRD Collaboration with TOUCAN for CRC
10/16/25: Announced New Data for NeXT Personal from AZN Phase 3 Clinical Trial (Lung Cancer)
11/10/25: Medicare Coverage for NeXT Personal Dx (Breast Cancer)
2/10/26: Medicare Coverage for NeXT Personal Dx (Lung Cancer)
5/13/26: Medicare Coverage for NeXT Personal Dx (IO Monitoring)
5/20/26: Medicare Coverage for NeXT Personal Dx (Breast Cancer, Pre-Surgical Monitoring)
$15.39
(26%)

Source: Public filings and S&P Global Market Intelligence as of 7/17/26.
☐ Denotes key PELICAN update.
☐ Denotes key TOUCAN update relating to PELICAN.

7

TOUCAN Historical Stock Performance Since IPO



(Price)
$120.00
100.00
80.00
60.00
40.00
20.00
0.00
6/13/24
11/12/24
4/14/25
9/14/25
2/14/26
7/17/26
8/16/24: Announced $36M Investment in PELICAN (Exercise of Warrants and $18M Investment) & Expanded MRD Collaboration
1/8/25: Announced Collaboration with Genialis to Develop RNA-Based Biomarker Algorithms
4/15/25: Established Genomic AI Innovation Partnership with Illumina
7/9/25: Expanded MRD Collaboration with PELICAN to Include CRC
1/21/26: Launched Paige Predict, a Suite of Digital Pathology Applications
7/30/24: Expanded Data and Sequencing Collaboration with Remix Therapeutics
11/4/24: Announced $600M Acquisition of Ambry Genetics
3/11/25: Announced Acquisition of Deep 6 AI
11/10/25: PELICAN Announced Medicare Coverage in Breast Cancer
5/12/26: Announced Pricing of $460M Convertible Senior Notes
5/13/26: PELICAN Announced Medicare Coverage in IO Monitoring
8/22/25: Announced $81M Acquisition of Paige AI
$52.47
+42%
9/4/24: Announced RWD Collaboration with BioNTech
5/14/25: Entered Multi-year Strategic Collaboration with Boehringer Ingelheim
6/30/25: Announced Pricing of Upsized $650M Convertible Senior Notes Offering
2/10/26: PELICAN Announced Medicare Coverage in Lung Cancer
5/20/26: PELICAN Announced Medicare Coverage in Breast Cancer, Pre-Surgical Monitoring
6/13/24: Announced Pricing of $411M IPO at $37 Per Share
12/16/24: Announced Expanded Biopharma Collaboration with PELICAN

Source: Public filings and S&P Global Market Intelligence as of 7/17/26.
Denotes key TOUCAN update.
Denotes key PELICAN update relating to TOUCAN.

8

Selected Wall Street Analyst Perspectives – PELICAN OVERVIEW OF STOCK PRICE TARGETS AND RATINGS BROKER DATE STOCK PRICE TARGET RATING $18.00 Broker 1 7/15/2026 Buy $17.00 Broker 2 7/17/2026 Buy $13.00 Broker 3 7/9/2026 Hold $13.00 Broker 4 5/20/2026 Buy $11.00 Broker 5 5/13/2026 Buy $11.00 Broker 6 5/12/2026 Buy $10.00 Broker 7 5/21/2026 Buy Median $13.00 Source: Wall Street Research as of 7/17/26. 9

Selected Wall Street Analyst Perspectives – TOUCAN OVERVIEW OF STOCK PRICE TARGETS AND RATINGS BROKER DATE STOCK PRICE TARGET RATING Broker 1 7/15/2026 Buy $100.00 Broker 2 5/31/2026 Buy $80.00 Broker 3 7/13/2026 Buy $80.00 Broker 4 5/5/2026 Buy $75.00 Broker 5 6/1/2026 Buy $75.00 Broker 6 7/15/2026 Buy $71.00 Broker 7 7/5/2026 $70.00 Buy Broker 8 7/13/2026 $67.00 Buy Broker 9 7/15/2026 $65.00 Buy Broker 10 5/11/2026 $64.00 Buy Broker 11 6/1/2026 Hold $64.00 Broker 12 5/31/2026 Hold $60.00 Broker 13 5/29/2026 $58.00 Hold Broker 14 5/29/2026 $50.00 Hold Broker 15 5/29/2026 $35.00 Sell Broker 16 6/1/2026 NA Hold Broker 17 5/5/2026 NA Hold Median $67.00 Source: Wall Street Research as of 7/17/26. Note: NA denotes not available. 10

3. PELICAN Financial Analysis

Financial Analyses Summary – PELICAN

Category	Basis		Indicative Equity Value Per Share Reference Range (Low)	Indicative Equity Value Per Share Reference Range (High)
Selected Public Companies Analysis[1]	Selected Public Companies *(2026E Revenue)*	*2026E Revenue: $90.4M* *Multiple Range: 5.06x-14.58x*	$6.17	$13.29
	Selected Public Companies *(2027E Revenue)*	*2027E Revenue: $142.9M* *Multiple Range: 4.57x-12.10x*	$7.80	$16.66
Selected Precedent Transactions Analysis[2]	Selected Precedent Transactions *(LTM Revenue)*	*LTM (6/30/26) Revenue: $68.8M* *Multiple Range: 6.15x-15.19x*	$5.66	$10.81
	Selected Precedent Transactions *(NTM Revenue)*	*NTM (6/30/26) Revenue: $112.1M* *Multiple Range: 5.52x-13.24x*	$7.31	$14.41
Discounted Cash Flow Analysis[3]	Perpetuity Growth Method	*Discount Rate: 19.00%-21.00%* *Perpetuity Growth Rate: 3.0%-5.0%* *Terminal Year FCF: $694.7M*	$10.56	$12.65
Informational	52-Week High / Low	*52-Week High Date: 7/15/26* *52-Week Low Date: 8/6/25*	$4.41	$15.79
	Wall Street Research	*High Target Stock Price: $18.00* *Low Target Stock Price: $10.00*	$10.00	$18.00

Axis: $4.00 $8.00 $12.00 $16.00 $20.00

Merger Consideration: $16.25

Source: Public filings and S&P Global Market Intelligence as of 7/17/26. PELICAN management projections.

Note: Fully-diluted shares outstanding (per TSM): 106.751M basic shares, 14.898M stock options with weighted average strike price of $5.33, 0.627M of RSUs, and 0.575M of PSUs per PELICAN management; assumes that PSUs do not vest or dilute shares outstanding in selected public companies and discounted cash flow analyses.

1. Selected companies represent 25th and 75th percentile; assume 3/31/26 cash and debt of $233.2M and $0.9M, respectively, per PELICAN management.
2. Selected precedent transactions represent 25th and 75th percentile; assumes PELICAN 6/30/26 cash and debt of $212.7M and $1.8M, respectively, per PELICAN management.
3. Discounted cash flow includes three gross equity financings (gross spread of 6.0%) per PELICAN management: gross financing in Q4 2026 of $79.3M at $11.70 per share, resulting in 6.773M additional shares and net proceeds of $74.5M, gross financing in Q4 2027 of $159.6M at $14.89 per share, resulting in 10.714M additional shares and net proceeds of $150.0M, and gross financing in 2029 of $319.1M at $23.40 per share, resulting in 13.636M additional shares and net proceeds of $300.0M. Assumes PELICAN cash and debt of $737.2M and $1.8M, respectively, as of 6/30/26, inclusive of $524.5M pro forma adjustment for forecasted equity raises, per PELICAN management. Includes estimated impact of Federal NOLs.

12

Selected Public Companies Analysis – PELICAN

(US$ in Millions)

Company	Market Cap	Enterprise Value	Cash Balance	YTD Trading Performance	Revenue		'26E-'27E Revenue Growth	'26E Gross Margin	EV / Revenue	
					2026E	2027E			2026E	2027E
natera	$41,811	$40,803	$1,088	18%	$2,800	$3,313	18%	65%	14.57x	12.32x
GUARDANT	25,137	24,034	1,103	53%	1,315	1,704	30%	65%	18.28x	14.11x
TOUCAN	9,850	10,455	844	(11%)	1,592	1,961	23%	65%	6.57x	5.33x
BILLION TO ONE	7,133	6,677	537	59%	458	582	27%	71%	14.59x	11.46x
veracyte	5,005	4,566	439	40%	587	656	12%	74%	7.78x	6.96x
CARIS LIFE SCIENCES	4,951	4,529	822	(39%)	1,004	1,200	20%	65%	4.51x	3.77x
Adaptive	4,004	3,993	364	41%	287	352	23%	74%	13.93x	11.35x
GRAIL	3,794	2,861	933	(15%)	179	219	22%	50%	15.98x	13.06x
CareDx	2,292	2,084	207	111%	457	483	6%	70%	4.56x	4.32x
GeneDx	1,989	1,919	171	(51%)	479	600	25%	70%	4.01x	3.20x
Low	$1,989	$1,919	$171	(51%)	$179	$219	6%	50%	4.01x	3.20x
25th Percentile	3,846	3,144	383	(14%)	457	508	19%	65%	5.06x	4.57x
Mean	10,597	10,192	651	21%	916	1,107	21%	67%	10.48x	8.59x
Median	4,978	4,547	680	29%	533	628	23%	67%	10.85x	9.16x
75th Percentile	9,171	9,510	911	50%	1,237	1,578	25%	71%	14.58x	12.10x
High	41,811	40,803	1,103	111%	2,800	3,313	30%	74%	18.28x	14.11x
PELICAN Management Case	$1,719	$1,487	$233	93%	$90	$143	58%	17%	16.44x	10.43x
PELICAN Street	$1,719	$1,487	$233	93%	$79	$111	41%	15%	18.82x	13.40x

Source: Public filings, S&P Global Market Intelligence and FactSet as of 7/17/26. Figures from FactSet reflect Wall Street research consensus estimates.
Note: Figures are presented pro forma for capital raises, acquisitions, divestitures, additional employee stock issuances, and minority investments. PELICAN fully-diluted shares outstanding (per TSM): 106.751M basic shares, 14.898M stock options with weighted average strike price of $5.33, 0.627M RSUs per PELICAN management; assumes that PSUs do not vest or dilute shares outstanding. PELICAN cash and debt per public filings as of 3/31/26. PELICAN unaffected share price of $14.68 as of 7/16/26 at 3:27 p.m. ET. Metrics other than 2026E and 2027E revenue multiples and other than 25th and 75th percentiles shown for informational reference.

13

Selected Precedent Transactions Analysis – PELICAN

(US$ in Millions)

Ann. Date	Target	Acquiror	Enterprise Value	Total Consideration ($M)	% Upfront Consideration	Enterprise Value as Multiple of LTM Revenue	NTM Revenue
4/28/26	Naveris	CareDx	$260	$260	62%	7.65x	5.66x
11/20/25	Exact Sciences	Abbott	22,778	23,789	100%	7.18x	6.29x
11/1/22	Gateway Genomics	Myriad Genetics	100	100	68%	5.00x	—
8/17/22	Genome Diagnostics (GenDx)	Eurobio Scientific	137	137	100%	7.94x	—
1/18/22	GeneDx	Sema4	623	623	76%	5.37x	4.79x
1/9/22	PreventionGenetics	Exact Sciences	190	190	100%	5.28x	—
12/23/21	Ortho Clinical Diagnostics	Quidel	7,983	6,042	100%	3.92x	3.82x
12/23/21	Personal Genome Diagnostics	Labcorp	575	575	78%	26.14x	14.38x
6/1/21	HalioDx	Veracyte	318	318	100%	13.07x	—
3/15/21	GenMark Diagnostics	Roche Holding	1,773	1,832	100%	10.46x	9.70x
3/3/21	Asuragen	Bio-Techne	320	320	67%	10.67x	—
3/2/21	Resolution Biosciences	Agilent Technologies	695	695	79%	19.86x	13.24x
2/3/21	Decipher Biosciences	Veracyte	600	600	100%	15.19x	—
1/5/21	Biotheranostics	Hologic	230	230	100%	6.97x	—
6/22/20	ArcherDX	Invitae	1,400	1,400	64%	27.69x	—
7/29/19	Genomic Health	Exact Sciences	2,597	2,841	100%	6.15x	5.52x
6/19/18	Foundation Medicine	Roche Holding	5,335	5,278	100%	28.41x	19.67x
		Low	$100	$100	62%	3.92x	3.82x
		25th Percentile	260	260	76%	6.15x	5.52x
		Mean	2,701	2,661	88%	12.17x	9.23x
		Median	600	600	100%	7.94x	6.29x
		75th Percentile	1,773	1,832	100%	15.19x	13.24x
		High	22,778	23,789	100%	28.41x	19.67x
Memo (Informational):							
4/16/26	SAGA Diagnostics	Roche Holding	$595	$595	—(1)	—	—
12/5/25	Foresight Diagnostics	Natera	450	450	61%	—	—
11/4/24	Ambry Genetics	Tempus AI	600	600	100%	2.00x	1.60x
1/8/24	C2i Genomics	Veracyte	95	95	74%	—	—
4/27/23	Haystack Oncology	Quest Diagnostics	450	450	67%	—	—
5/5/21	Inivata	NeoGenomics	390	390	100%	—	—

Source: S&P Global Market Intelligence, Public Filings, Press Releases, and FactSet as of 7/17/26. Metrics other than LTM and NTM revenue multiples and other than 25th and 75th percentiles shown for informational reference.
Note: Reflects deal terms at time of transaction announcement.
1. Upfront consideration undisclosed.

14

Standalone Discounted Cash Flow Analysis – PELICAN Calendar Year Ending December 31, Terminal US$ in Millions, except share data (3) 2H'26E 2027E 2028E 2029E 2030E 2031E 2032E 2033E 2034E 2035E 2036E 2037E 2038E 2039E Year Revenue $53 $143 $272 $457 $758 $1,150 $1,575 $1,940 $2,240 $2,539 $2,825 $3,084 $3,302 $3,467 $3,467 % Growth N/A 58% 90% 68% 66% 52% 37% 23% 15% 13% 11% 9% 7% 5% Adj. EBITDA ($52) ($96) ($45) $17 $105 $233 $393 $530 $695 $788 $876 $957 $1,024 $1,076 $1,076 % Margin N/M N/M N/M 4% 14% 20% 25% 27% 31% 31% 31% 31% 31% 31% 31% Less: D&A (5) (13) (16) (19) (21) (27) (32) (38) (45) (50) (53) (57) (60) (60) (10) Less: SBC (5) (11) (25) (33) (38) (46) (51) (51) (56) (64) (74) (82) (89) (96) (96) EBIT ($63) ($119) ($85) ($35) $46 $160 $310 $441 $594 $673 $749 $818 $876 $919 $969 % Margin N/M N/M N/M N/M 6% 14% 20% 23% 27% 27% 27% 27% 27% 27% 28% (1) Less: Tax provision (28.0%) — — — — (4) (18) (39) (56) (131) (188) (210) (229) (245) (257) (271) Plus: D&A 5 13 16 19 21 27 32 38 45 50 53 57 60 60 10 Less: Capex (2) (15) (15) (15) (50) (40) (40) (45) (50) (51) (44) (35) (24) (10) (10) Less: Change in NWC (3) (3) 18 0 2 1 1 (0) (7) (7) (7) (6) (5) (4) (3) Unlevered Free Cash Flow ($63) ($124) ($66) ($31) $15 $130 $263 $378 $451 $477 $541 $604 $661 $708 $695 Present Value of Terminal Value: Enterprise Value: Implied Terminal Rev. Multiple: Discount PV of Cash Rate Flows 3.0% 4.0% 5.0% 3.0% 4.0% 5.0% 3.0% 4.0% 5.0% 19.00% $588 $466 $502 $543 $1,054 $1,090 $1,131 1.41x 1.52x 1.64x 20.00% 532 393 422 455 925 954 986 1.33x 1.43x 1.54x 21.00% 480 334 357 383 813 837 862 1.26x 1.35x 1.45x (4) Discount Net Cash / Enterprise Value: Equity Value: Equity Value per Share: (2) Rate (Debt) 3.0% 4.0% 5.0% 3.0% 4.0% 5.0% 3.0% 4.0% 5.0% 19.00% $735 $1,054 $1,090 $1,131 $1,790 $1,825 $1,866 $12.14 $12.38 $12.65 20.00% 735 925 954 986 1,660 1,689 1,721 11.30 11.48 11.70 21.00% 735 813 837 862 1,549 1,572 1,598 10.56 10.71 10.89 Source: PELICAN management projections. Note: Discounted to 6/30/26, using mid-year convention. Stock-based compensation treated as a cash expense. Implied terminal revenue multiples shown for informational reference. Includes three gross equity financings (gross spread of 6.0%) per PELICAN management: gross financing in Q4 2026 of $79.3M at $11.70 per share, resulting in 6.773M additional shares and net proceeds of $74.5M, gross financing in Q4 2027 of $159.6M at $14.89 per share, resulting in 10.714M additional shares and net proceeds of $150.0M, and gross financing in 2029 of $319.1M at $23.40 per share, resulting in 13.636M additional shares and net proceeds of $300.0M. N/A denotes not applicable. N/M denotes not meaningful for negative margins. 1. Includes impact of Federal NOLs. Assumes pre-12/31/17 Federal NOLs of $95.9M subject to 100% utilization, post-12/31/17 Federal NOLs of $423.5M subject to 80% utilization as of 12/31/25 and projected Federal NOLs during Q1 and Q2 2026 of $63.6M, with Federal NOLs fully utilized by 2034, per PELICAN management. 15 2. Assumes cash and debt of $737.2M and $1.8M, respectively, as of 6/30/26, inclusive of $524.5M pro forma adjustment for forecasted equity raises, per PELICAN management. 3. Assumes D&A and Capex equate and change in NWC is equal to final year change in NWC as percentage of change in revenue applied to final year projected change in revenue (based on 4.0% perpetuity growth rate). 4. PELICAN fully-diluted shares outstanding (per TSM): 106.751M basic shares, 14.898M stock options with weighted average strike price of $5.33, 0.627M RSUs, and 31.123M additional shares from forecasted equity financing per PELICAN management; assumes that PSUs do not vest or dilute shares outstanding.

Selected Public Companies Analysis – TOUCAN

(US$ in Millions)

Company	Market Cap	Enterprise Value	Cash Balance	YTD Trading Performance	Revenue		'26E-'27E Revenue Growth	'26E Gross Margin	EV / Revenue	
					2026E	2027E			2026E	2027E
natera	$41,811	$40,803	$1,088	18%	$2,800	$3,313	18%	65%	14.57x	12.32x
GUARDANT	25,137	24,034	1,103	53%	1,315	1,704	30%	65%	18.28x	14.11x
BILLION TO ONE	7,133	6,677	537	59%	458	582	27%	71%	14.59x	11.46x
veracyte	5,005	4,566	439	40%	587	656	12%	74%	7.78x	6.96x
CARIS LIFE SCIENCES	4,951	4,529	822	(39%)	1,004	1,200	20%	65%	4.51x	3.77x
Adaptive	4,004	3,993	364	41%	287	352	23%	74%	13.93x	11.35x
GRAIL	3,794	2,861	933	(15%)	179	219	22%	50%	15.98x	13.06x
CareDx	2,292	2,084	207	111%	457	483	6%	70%	4.56x	4.32x
GeneDx	1,989	1,919	171	(51%)	479	600	25%	70%	4.01x	3.20x
PELICAN	1,719	1,487	233	93%	79	111	41%	15%	18.82x	13.40x
Low	$1,719	$1,487	$171	(51%)	$79	$111	6%	15%	4.01x	3.20x
25th Percentile	2,667	2,278	266	(7%)	329	385	19%	65%	5.37x	4.98x
Mean	9,784	9,295	590	31%	764	922	22%	62%	11.70x	9.39x
Median	4,477	4,261	488	41%	468	591	23%	67%	14.25x	11.41x
75th Percentile	6,601	6,149	905	58%	900	1,064	27%	71%	15.63x	12.88x
High	41,811	40,803	1,103	111%	2,800	3,313	41%	74%	18.82x	14.11x
TOUCAN Street	$9,850	$10,455	$844	(11%)	$1,592	$1,961	23%	65%	6.57x	5.33x

Source: Public filings, S&P Global Market Intelligence and FactSet as of 7/17/26. Figures from FactSet reflect Wall Street research consensus estimates.
Note: Figures are presented pro forma for capital raises, acquisitions, divestitures, additional employee stock issuances, and minority investments. Fully-diluted shares outstanding (per TSM): 179.565M basic shares, 8.150M RSUs, and 0.014M of RSAs. PELICAN unaffected share price of $14.68 as of 7/16/26 at 3:27 p.m. ET. Metrics other than 2026E and 2027E revenue multiples shown for informational reference.

16

4. Appendix

Selected Historical Five-Year Stock Performance – Selected Companies 200% 175 150 125 100 +75% 75 50 +42% 25 +13% 0 (25) (26%) (50) (75) (100) 07/17/21 07/17/22 07/17/23 07/16/24 07/16/25 07/17/26 Selected Companies PELICAN TOUCAN S&P 500 Source: S&P Global Market Intelligence as of 7/17/26. Note: Selected Companies index includes ADPT, BLLN, CAI, CDNA, GH, GRAL, NTRA, TOUCAN, VCYT, and WGS; included beginning on date of IPO pricing. TOUCAN IPO – commenced trading on 6/13/24 at $37 per share. 18

PELICAN and TOUCAN Institutional Stockholder Base Overlap

PELICAN

Rank	Holder	PELICAN Shares Held	PELICAN % of CSO	TOUCAN Shares Held	TOUCAN % of CSO
1	Merck	14,044,943	13.2%		
2	Toucan	13,039,067	12.2%		
3	ARK	7,944,112	7.4%	9,607,745	5.4%
4	Columbia Management	7,592,807	7.1%		
5	T. Rowe Price	6,408,232	6.0%	91,467	0.1%
6	Lightspeed	6,101,850	5.7%		
7	Deep Track	5,760,627	5.4%		
8	BlackRock	5,389,885	5.0%	8,968,330	5.0%
9	Vanguard	3,855,120	3.6%		
10	Aberdeen	3,488,308	3.3%	153,418	0.1%
11	AIGH	2,900,000	2.7%		
12	Kennedy	2,183,572	2.0%		
13	Blue Water Life Science	1,676,300	1.6%	156,412	0.1%
14	Casdin	1,600,000	1.5%		
15	Geode	1,297,655	1.2%	1,940,207	1.1%
16	State Street	1,134,170	1.1%	1,689,761	0.9%
17	Dimensional Fund	1,066,248	1.0%		
18	PFM Health Sciences	870,097	0.8%		
19	Goldman Sachs	737,132	0.7%	1,277,756	0.7%
20	Portolan Capital	736,713	0.7%		

	PELICAN Shares Held	PELICAN % of CSO	TOUCAN Shares Held	TOUCAN % of CSO
Top 3	**35,028,122**	**32.8%**	**9,607,745**	**5.4%**
Top 5	**49,029,161**	**45.9%**	**9,699,212**	**5.4%**
Top 10	**73,624,951**	**69.0%**	**18,820,960**	**10.5%**
Top 20	**87,826,838**	**82.3%**	**23,885,096**	**13.3%**
Other Stockholders	**18,924,043**	**17.7%**	**155,679,671**	**86.7%**
Total Basic Shares Outstanding	**106,750,881**	**100.0%**	**179,564,767**	**100.0%**

TOUCAN

Rank	Holder	TOUCAN Shares Held	TOUCAN % of CSO	PELICAN Shares Held	PELICAN % of CSO
1	Vanguard	10,406,289	5.8%	3,855,120	3.6%
2	ARK	9,607,745	5.4%	7,944,112	7.4%
3	BlackRock	8,968,330	5.0%	5,389,885	5.0%
4	Baillie Gifford	8,649,356	4.8%		
5	SoftBank	5,405,406	3.0%		
6	JPMorgan	4,925,973	2.7%	574,507	0.5%
7	Amova	4,326,313	2.4%	484,270	0.5%
8	UBS	3,996,488	2.2%	384,602	0.4%
9	Franklin	2,581,644	1.4%		
10	Catalytic Wealth	2,411,368	1.3%		
11	Morgan Stanley	2,050,796	1.1%	235,994	0.2%
12	Geode	1,940,207	1.1%	1,297,655	1.2%
13	State Street	1,689,761	0.9%	1,134,170	1.1%
14	Alphabet	1,551,102	0.9%		
15	Lingotto	1,415,766	0.8%		
16	Goldman Sachs	1,277,756	0.7%	737,132	0.7%
17	Voloridge	1,173,402	0.7%		
18	Clear Street	955,582	0.5%		
19	Baron	899,278	0.5%		
20	Lefkofsky Family Foundation	832,131	0.5%		

	TOUCAN Shares Held	TOUCAN % of CSO	PELICAN Shares Held	PELICAN % of CSO
Top 3	**28,982,364**	**16.1%**	**17,189,117**	**16.1%**
Top 5	**43,037,126**	**24.0%**	**17,189,117**	**16.1%**
Top 10	**61,278,912**	**34.1%**	**18,632,496**	**17.5%**
Top 20	**75,064,693**	**41.8%**	**22,037,447**	**20.6%**
Other Stockholders	**104,500,074**	**58.2%**	**84,713,434**	**79.4%**
Total Basic Shares Outstanding	**179,564,767**	**100.0%**	**106,750,881**	**100.0%**

Source: S&P Global Market Intelligence and public filings as of 7/17/26. Note: Based on latest basic shares outstanding data. Excludes insider ownership. Latest holdings data may not be aligned with reporting of basic shares outstanding. PELICAN basic shares outstanding per PELICAN management as of 7/16/26.

19

Weighted Average Cost of Capital – PELICAN

Calculation of Unlevered Beta

Company Name	Current Equity Value	Total Debt	Cash & Equivalents	Net Debt / (Net Cash)	Enterprise Value	Net Debt/Equity	Marginal Tax Rate	Levered β[1]	Unlevered β[2]
PELICAN	**$1,806**	**$1**	**$233**	**($232)**	**$1,574**	**—**	**28.0%**	**1.87**	**1.87**
Selected Companies									
Natera, Inc.	$41,811	$80	$1,088	($1,008)	$40,803	—	25.0%	1.29	1.29
Guardant Health, Inc.	25,137	—	1,103	(1,103)	24,034	—	25.0%	1.44	1.44
TOUCAN	9,850	1,449	844	605	10,455	6.1%	26.5%	2.14	2.05
Billiontoone, Inc.[3]	7,133	81	537	(457)	6,677	—	25.0%	0.99	0.99
Veracyte, Inc.	5,005	—	439	(439)	4,566	—	25.0%	1.60	1.60
Caris Life Sciences, Inc.	4,951	400	822	(422)	4,529	—	25.0%	1.28	1.28
Adaptive Biotechnologies Corporation	4,004	353	364	(11)	3,993	—	25.0%	1.71	1.71
Grail, Inc.	3,794	—	933	(933)	2,861	—	25.0%	1.86	1.86
Caredx, Inc.	2,292	—	207	(207)	2,084	—	25.0%	1.39	1.39
Genedx Holdings Corp.	1,989	100	171	(71)	1,919	—	25.0%	1.60	1.60
Median	**$4,978**	**$80**	**$680**	**($431)**	**$4,547**	**—**	**25.0%**	**1.60**	**1.60**

Weighted Average Cost of Capital (WACC) Calculation

Target Capital Structure[4]	
Debt / Total Capitalization	—
Equity / Total Capitalization	100.0%
Debt / Equity	—
Leveraging factor[2]	1.000x

Cost of Debt Calculation	
Cost of Debt	n/a
Marginal Tax Rate[5]	28.0%
After Tax Cost of Debt	**—**

Cost of Equity Calculation	
Risk-Free Rate[6]	5.07%
Market Risk Premium[7]	7.37%
Relevered Beta	1.87
Size Premium[8]	1.05%
Cost of Equity	**19.89%**

Weighted Average Cost of Capital	**19.89%**
Weighted Average Cost of Capital - Low	**19.00%**
Weighted Average Cost of Capital - High	**21.00%**

Source: Bloomberg, S&P Global Market Intelligence, U.S. Treasury, and Kroll 2025 Cost of Capital Navigator.
Note: N/A denotes not applicable.
1. Beta represents Bloomberg's historical, adjusted, levered five-year daily beta as of 7/17/26 (or since listing, if trading history is shorter). PELICAN beta based on trading data through 7/15/26, the last full trading day prior to the affected date.
2. Unlevered Beta = Levered Beta / [1 + (1 – Tax Rate) * Net Debt / Equity Value]. Levered Beta = Unlevered Beta * [1 + (1 – Tax Rate) * Net Debt / Equity Value].
3. BLLN levered and unlevered betas not included in median of selected companies given recency of IPO.
4. Target capital structure per PELICAN management projections.
5. PELICAN blended marginal tax rate per PELICAN management.
6. 20-Year United States Treasury yield as of 7/17/26.
7. Expected U.S. Equity Risk Premium versus Long-Term U.S. Treasury Bonds per Kroll 2025 cost of capital navigator.
8. Kroll cost of capital navigator as of 2025 size premium reflects Decile 8 for market cap of $1,472.33M - $2,518.43M.

20

Implied Present Value of NOLs – PELICAN

(US$ in Millions)	Calendar Year Ending December 31,													
	2H'26E	2027E	2028E	2029E	2030E	2031E	2032E	2033E	2034E	2035E	2036E	2037E	2038E	2039E
Beginning Balance[(1)]	**$583.0**	**$645.7**	**$765.2**	**$850.6**	**$885.4**	**$843.5**	**$716.3**	**$490.1**	**$168.1**	**-**	**-**	**-**	**-**	**-**
Ending Balance	**645.7**	**765.2**	**850.6**	**885.4**	**843.5**	**716.3**	**490.1**	**$168.1**	**-**	**-**	**-**	**-**	**-**	**-**
Total Federal Tax Savings	**-**	**-**	**-**	**-**	**$8.8**	**$26.7**	**$47.5**	**$67.6**	**$35.3**	**-**	**-**	**-**	**-**	**-**
Discount Period	0.250	1.000	2.000	3.000	4.000	5.000	6.000	7.000	8.000	9.000	10.000	11.000	12.000	13.000
Discount Factor (20.00% Discount Rate)	96%	83%	69%	58%	48%	40%	33%	28%	23%	19%	16%	13%	11%	9%
PV of Unlevered FCF	**-**	**-**	**-**	**-**	**$4.2**	**$10.7**	**$15.9**	**$18.9**	**$8.2**	**-**	**-**	**-**	**-**	**-**

Implied NPV of Federal NOLs	**$58.0**
/ Shares Outstanding[(2)]	147.084
Implied NPV of Federal NOLs, Per Share	**$0.39**

Source: PELICAN management projections and public filings.
Note: Does not consider Section 382 limitations. Per PELICAN management, assumes pre-12/31/17 Federal NOLs of $95.9M subject to 100% utilization, post-12/31/17 Federal NOLs of $423.5M subject to 80% utilization as of 12/31/25 and projected Federal NOLs during Q1 and Q2 2026 of $63.6M, with Federal NOLs fully utilized by 2034.

1. Beginning balance based on sum of Federal NOLs and Federal R&D tax credits of $519.4M as of 12/31/25 per PELICAN Form 10-K and projected Federal NOLs during Q1 2026 and Q2 2026 of $63.6M per PELICAN management.
2. Illustratively assumes shares outstanding at midpoint shares outstanding for discounted cash flow analysis.

21

Capitalization – PELICAN

Cash and Debt	Selected Public Companies Analysis	Selected Precedent Transactions Analysis	Discounted Cash Flow Analysis
Account	**3/31/2026**	**6/30/2026**	**6/30/2026**
Cash Balance	$233.2	$212.7	$212.7
Net Proceeds from Equity Financing	–	–	$524.5
Cash Balance	**$233.2**	**$212.7**	**$737.2**
Debt	$0.9	$1.8	$1.8
Preferred Stock	–	–	–
Non-Controlling Interest	–	–	–
Total Debt and Pfd - Book Value	**$0.9**	**$1.8**	**$1.8**
Net Cash	**$232.3**	**$210.9**	**$735.4**
Share Counts			
Basic Shares	106.751	106.751	106.751
Q4 2026E Equity Raise	–	–	6.773
Q4 2027E Equity Raise	–	–	10.714
2029E Equity Raise	–	–	13.636
Total Basic Shares	**106.751**	**106.751**	**137.874**

Diluted Share Count Calculations				
Accounts				
Closing Share Price (7/17/26)				**$15.39**
Basic Shares Outstanding (M)				**106.751**
Restricted Stock Units (M)[1]				**0.627**
Dilutive Security Tranche	**Options (M)**	**Weighted Avg. Strike Price[2]**	**Weighted Avg. Value**	**Equivalent Shares (TSM)**
Options	14.898	$5.33	$79.4	9.984
Total Options	**14.898**		**$79.4**	**9.984**

Projected Equity Financing	
Gross Financing Need	
Q4 2026E Equity Raise	$79.3
Q4 2027E Equity Raise	159.6
2029E Equity Raise	319.1
Total Financing Need, Gross	**$558.0**
Issue Price	
Q4 2026E Equity Raise	$11.70
Q4 2027E Equity Raise	14.89
2029E Equity Raise	23.40
Newly Issued Shares	
Q4 2026E Equity Raise	6.773
Q4 2027E Equity Raise	10.714
2029E Equity Raise	13.636
Total Newly Issued Shares	**31.123**
Underwriting Fee %	6.0%
Net Proceeds	**$524.5**

Source: PELICAN management and S&P Global Market Intelligence as of 7/17/26. PELICAN management projections.
1. 0.627M of RSUs per PELICAN management; assumes 0.575M PSUs do not vest or dilute shares outstanding.
2. Options exercise prices range from $1.06 - $40.27.

22

Standalone Management Projections – PELICAN (US$ in Millions) Calendar Year Ending December 31, CAGR 2025A 2026E 2027E 2028E 2029E 2030E 2031E 2032E 2033E 2034E 2035E 2036E 2037E 2038E 2039E '25-'39 Total Revenue $70 $90 $143 $272 $457 $758 $1,150 $1,575 $1,940 $2,240 $2,539 $2,825 $3,084 $3,302 $3,467 32% % Growth (18%) 30% 58% 90% 68% 66% 52% 37% 23% 15% 13% 11% 9% 7% 5% (1) Gross Profit $16 $16 $36 $120 $244 $456 $737 $1,056 $1,338 $1,579 $1,790 $1,992 $2,174 $2,329 $2,445 43% % Margin 23% 17% 25% 44% 53% 60% 64% 67% 69% 71% 71% 71% 71% 71% 71% R&D (49) (62) (70) (76) (95) (123) (154) (177) (211) (220) (250) (278) (303) (325) (341) 15% % of Revenue 70% 68% 49% 28% 21% 16% 13% 11% 11% 10% 10% 10% 10% 10% 10% S&M (31) (53) (58) (93) (140) (232) (353) (480) (581) (648) (734) (817) (891) (955) (1,002) 28% % of Revenue 44% 58% 40% 34% 31% 31% 31% 31% 30% 29% 29% 29% 29% 29% 29% G&A (24) (28) (28) (37) (44) (55) (71) (88) (104) (118) (133) (148) (162) (173) (182) 16% % of Revenue 34% 31% 20% 13% 10% 7% 6% 6% 5% 5% 5% 5% 5% 5% 5% Total Operating Expenses ($104) ($142) ($156) ($205) ($278) ($410) ($577) ($746) ($896) ($986) ($1,117) ($1,243) ($1,357) ($1,453) ($1,526) 21% % of Revenue 149% 157% 109% 75% 61% 54% 50% 47% 46% 44% 44% 44% 44% 44% 44% Operating Income ($88) ($126) ($119) ($85) ($35) $46 $160 $310 $441 $594 $673 $749 $818 $876 $919 N/M % Margin N/M N/M N/M N/M N/M 6% 14% 20% 23% 27% 27% 27% 27% 27% 27% D&A 10 10 13 16 19 21 27 32 38 45 50 53 57 60 60 14% EBITDA ($78) ($117) ($107) ($70) ($16) $67 $187 $342 $480 $639 $723 $802 $875 $936 $980 N/M % Margin N/M N/M N/M N/M N/M 9% 16% 22% 25% 29% 28% 28% 28% 28% 28% Stock Based Comp 9 10 11 25 33 38 46 51 51 56 64 74 82 89 96 19% Adj. EBITDA ($70) ($107) ($96) ($45) $17 $105 $233 $393 $530 $695 $788 $876 $957 $1,024 $1,076 N/M % Margin N/M N/M N/M N/M 4% 14% 20% 25% 27% 31% 31% 31% 31% 31% 31% Source: Public filings, PELICAN management projections. Note: Margins less than 0% appear as N/M. 1. Includes unreimbursed diagnostic MCOGS. 23